Exhibit 10.3

AMENDMENT NO. 2

    THIS AMENDMENT NO. 2, dated as of December 12, 2012 (this “Amendment”), with respect to the Credit Agreement referenced below, is by and among TEMPUR-PEDIC MANAGEMENT, LLC, ., a Delaware limited liability company formerly Tempur-Pedic Management, Inc., a Delaware corporation, and DAN-FOAM APS, a private limited liability company existing under the laws of Denmark, as Borrowers, the subsidiaries and affiliates identified on the signature pages hereto, as Guarantors, and Bank of America, N.A. as Domestic Administrative Agent for and on behalf of the Lenders.

W I T N E S S E T H

    WHEREAS, a $770 million senior credit facility (the “Existing Senior Credit Facility”) was established pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of June 28, 2011 (as amended and modified, the “Existing Credit Agreement”) by and among Tempur-Pedic Management, Inc., a Delaware corporation (now Tempur-Pedic Management, LLC, a Delaware limited liability company), and Dan-Foam ApS, a private limited liability company existing under the laws of Denmark, as Borrowers, the subsidiaries and affiliates identified therein, as Guarantors, the Lenders identified therein, and Bank of America, N.A., as Domestic Administrative Agent, and Nordea Bank Danmark A/S, as Foreign Administrative Agent;

    WHEREAS, Tempur-Pedic International Inc., a Delaware corporation (the “Parent” or “TPII”) has entered into an agreement (the “Sealy Acquisition Agreement”) to acquire Sealy Corporation (the “Sealy Acquisition”);

    WHEREAS, in connection therewith, it is intended that (i) the loans and obligations under the Existing Senior Credit Facility will be refinanced (the “Refinancing”) and the Existing Credit Agreement terminated and replaced by a new $1.770 billion senior credit facility (the “New Senior Credit Facility”) established pursuant to a credit agreement (the “New Credit Agreement”) among TPII and the subsidiaries identified therein, as borrowers, the subsidiaries and affiliates identified therein, as guarantors, the lenders identified therein, and Bank of America, N.A., as administrative agent and collateral agent, and (ii) $375 million in senior unsecured notes (the “New Senior Notes”) will be issued by TPII pursuant to an indenture (the “Indenture”) entered into in connection therewith;

    WHEREAS, the New Credit Facility and the New Senior Notes will be guaranteed by certain domestic subsidiaries of TPII;

    WHEREAS, in connection with the Sealy Acquisition and the Refinancing, TPII intends to engage in certain intercompany transactions and investments, including, without limitation, (x) TPII will issue its capital stock to Tempur Holdings B.V., a corporation organized and existing under the laws of the Netherlands and a wholly-owned Subsidiary of TPII, and (y) two intercompany promissory notes will be issued as more fully described in Section 2.4 hereof;

    WHEREAS, it is the intention of the parties to enter into the New Credit Agreement and Indenture and to issue the New Senior Notes in anticipation, but prior to consummation, of the Sealy Acquisition;

    WHEREAS, TPII has requested the consents and amendments provided herein in connection with the foregoing transactions; and

    WHEREAS, the consents and amendments provided herein require the consent of the Required Lenders under the Existing Credit Agreement;

    WHEREAS, the Lenders (by act of the Required Lenders) have agreed to the requested consents and amendments on the terms and conditions set forth herein and have authorized and directed the Domestic Administrative Agent to enter into this Amendment on their behalf;

    NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Existing Credit Agreement.

       2. Amendments to the Existing Credit Agreement.

2.1	In Section 1.01 (Defined Terms) the following terms are added or amended, as appropriate, to read as follows:

“Consolidated Funded Debt” means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP; provided, however, that, notwithstanding anything herein to the contrary, for purposes of calculation of the Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio, Indebtedness evidenced by the senior notes permitted under Section 8.03(c) shall not be considered Consolidated Funded Debt for so long as the proceeds thereof shall be held in escrow pending consummation of the Sealy Acquisition.

“Consolidated Interest Expense” means, for any period for the Consolidated Group, all interest expense on a consolidated basis determined in accordance with GAAP, but including, in any event, the interest component under Capital Leases and the implied interest component under Securitization Transactions, and excluding, in any event, any interest expense associated with the Indebtedness evidenced by the senior notes permitted under Section 8.03(c) for so long as the proceeds thereof shall be held in escrow pending consummation of the Sealy Acquisition.

“New Credit Agreement” means that credit agreement among TPII and the subsidiaries identified therein, as borrowers, the subsidiaries and affiliates identified therein, as guarantors, the lenders identified therein, and Bank of America, N.A., as administrative agent and collateral agent, entered into in anticipation of and in connection with the Sealy Acquisition. The initial loans and extensions of credit under the New Credit Agreement will be used to repay in full the loans and obligations owing hereunder (except for contingent indemnification obligations and obligations with respect to Letters of Credit for which arrangements satisfactory to the applicable L/C Issuers will be made in accordance with the provisions hereof).

“Outside Refinancing Date” means October 1, 2013, or such later date as may be agreed by the Administrative Agent in its discretion, but not in any event later than December 31, 2013 (unless otherwise agreed by the Required Lenders).

“Refinancing” means the refinancing of the Loans and other Obligations hereunder by repayment in full of such Loans and Obligations (except for contingent indemnification obligations and obligations with respect to Letters of Credit for which arrangements satisfactory to the applicable L/C Issuers will be made in accordance with the provisions hereof) with the initial loans and extensions of credit under the New Credit Agreement and the termination of the commitments hereunder.

“Special Mandatory Redemption” has the meaning provided in Section 8.01(l).

“Sealy Acquisition” means the acquisition by TPII and its Subsidiaries of Sealy Corporation and its Subsidiaries.

“TPII” means Tempur-Pedic International, Inc., a Delaware corporation, sometimes referred to herein as the “Parent”.

2.2	In Section 1.01 (Defined Terms), in the definition of “Cash Equivalents”, the “and” immediately preceding subsection (f) is deleted and the following subsection (g) is added immediately following subsection (f) as follows:

, and (g) deposit into escrow of the proceeds from issuance of the senior notes permitted under Section 8.03(c) (and additional cash amounts necessary to fund the Special Mandatory Redemption thereof) with the trustee therefor pending consummation of the Sealy Acquisition.

2.3	Section 8.01(l) is amended to read as follows:

(l) the deposit into escrow of (x) the net cash proceeds from the issuance and sale of senior unsecured notes permitted under Section 8.03(c)(i) and (y) additional cash amounts necessary to fund the Special Mandatory Redemption (as defined below), in each case pending the Refinancing and consummation of the Sealy Acquisition in connection therewith, which amounts will be pledged to, and under the control of the trustee under the Indenture for such notes and the holders thereof, pending release upon satisfaction of the escrow conditions, including the Refinancing and consummation of the Sealy Acquisition in connection therewith, or, if such escrow conditions are not satisfied by the Outside Refinancing Date, redemption of such senior unsecured notes in full (the “Special Mandatory Redemption”), together with any applicable premium, as provided in the indenture relating thereto; provided that such amounts, the account into which such amounts are deposited and any proceeds arising therefrom shall constitute Excluded Property hereunder;

2.4	Section 8.02(q) is added to read as follows:

(q) Investments (i) by TPII evidenced by a promissory note of Tempur Holdings B.V. (or another Foreign Subsidiary of TPII) in an aggregate initial principal amount not to exceed the difference between (A) the fair market value of Sealy (Switzerland) GmbH and its subsidiaries, determined by reference to the most recent valuation of Sealy (Switzerland) GmbH and its subsidiaries and approved by TPII in its reasonable business judgment, such valuation to be conducted by a third party valueation firm retained by TPII, and (B) the free cash on hand at Tempur Holdings, B.V. and its Subsidiaries as determined by TPII in its reasonable judgment, (ii) by Dan-Foam Acquisition ApS in Tempur Holdings B.V. in an amount not to exceed the free cash on hand at Dan-Foam Acquisition ApS (after accounting for ordinary course operations thereof) as determined by TPII in its reasonable business judgment, in each case constituting non-cash intercompany transactions and investments entered into in anticipation, but prior to the consummation of, the Sealy Acquisition, and (iii) constituting the acquisition of capital stock of TPII by Tempur Holdings B.V.

2.5	Section 8.03(c) is amended to read as follows:

(c) Indebtedness of the Parent of

(i) up to $375,000,000 in senior unsecured notes issued in anticipation, but prior to the consummation of, the Sealy Acquisition, until the Outside Refinancing Date, provided that the proceeds thereof will be deposited into escrow pending the Refinancing and consummation of the Sealy Acquisition in connection therewith as provided in Section 8.01(l); and

(ii) up to $200,000,000 in private placement notes, and any refinancing, refunding, renewal or extension of any such private placement notes, provided that in the case of any such refinancing, refunding, renewal or extension, (A) the principal amount thereof shall not be increased, except to include a reasonable premium and reasonable fees and expenses in connection therewith, (B) the final maturity date and average life-to-maturity may not be shortened, and (C) the covenants, terms and provisions of the indenture, note purchase agreement, credit agreement or other governing instrument will not be more restrictive to the Parent and the Consolidated Group, in any material respect, than this Credit Agreement;

       3. Consents.  The following consents are hereby given, notwithstanding provisions to the contrary provided in the Existing Credit Agreement and the other Credit Documents, but subject to the terms and conditions provided herein:

3.1	Consent to the execution and delivery by TPII and its Subsidiaries of the New Credit Agreement and the other loan documents relating thereto, provided that (i) no loans and extensions of credit will be made thereunder until consummation of the Sealy Acquisition, (ii) the Loans and other Obligations under the Existing Credit Agreement will be paid in full (or, in the case of Letters of Credit, otherwise provided for in accordance with the terms of the Existing Credit Agreement) with the initial loans and extensions of credit under the New Credit Agreement, and (iii) no UCC financing statements, intellectual property filings or lien interests relating to the New Senior Credit Facility will be filed or made of record until payment in full (and, in the case of Letters of Credit, as for which arrangements satisfactory to the applicable L/C Issuers will be made in accordance with the provisions hereof) of the Loans and other Obligations under the Existing Credit Agreement.

       4. Conditions Precedent.  This Amendment shall be effective immediately upon satisfaction of the following conditions:

(a) Receipt by the Domestic Administrative Agent of duly executed counterparts of this Amendment (or, in the case of the Lenders, a written consent directing the Domestic Administrative Agent to enter into this Amendment on their behalf) from (i) the Borrowers and the Guarantors, (ii) the Required Lenders, and (iii) the Domestic Administrative Agent.

(b) Payment of all fees and expenses owing in connection with this Amendment, including fees and expenses of Moore & Van Allen, PLLC..

       5. Effectiveness of Amendment.  On and after the date hereof, all references to the Existing Credit Agreement in each of the Credit Documents shall hereafter mean the Existing Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Existing Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

       6. Representations and Warranties; Defaults.  Each of the Credit Parties hereby affirms the following:

(a) it has full power and authority, and has taken all necessary action to authorize the execution, delivery and performance of this Amendment, and has executed and delivered this Amendment which is a legal, valid and binding obligation enforceable against it in accordance with its terms;

(b) after giving effect to this Amendment, the representations and warranties set forth in the Existing Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Existing Credit Agreement).

(c) no Default or Event of Default shall exist immediately before or immediately after giving effect hereto; and

(d) the liens and security interests created and granted in the Credit Documents remain in full force and effect and this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

       7. Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Existing Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

       8. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

       9. Fees and Expenses.  The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agents and the Collateral Agents in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC and local foreign counsel to the Foreign Collateral Agent.

       10. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[SIGNATURES ON FOLLOWING PAGES]

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

DOMESTIC BORROWER:	TEMPUR-PEDIC MANAGEMENT, LLC,
a Delaware limited liability company formerly Tempur-Pedic Management, Inc., a Delaware corporation

By:
Name:
Title:

FOREIGN BORROWER:	DAN-FOAM ApS,
a private limited liability company existing under the laws of Denmark

By:
Name:
Title:

DOMESTIC GUARANTORS:	TEMPUR-PEDIC INTERNATIONAL INC.,
a Delaware corporation
TEMPUR WORLD, LLC,
a Delaware limited liability company
TEMPUR PRODUCTION USA, LLC
a Virginia limited liability company
TEMPUR-PEDIC SALES, INC.,
a Delaware corporation
TEMPUR-PEDIC MANUFACTURING, INC.,
a Delaware corporation

By:
Name:
Title

DAWN SLEEP TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

TEMPUR-PEDIC NORTH AMERICA, LLC,
a Delaware limited liability company

By:
Name:
Title:

TEMPUR-PEDIC TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

FOREIGN GUARANTOR:	TEMPUR DANMARK A/S,
a stock company existing under the laws of Denmark

By:
Name:
Title:

DOMESTIC ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Domestic Administrative Agent for and on behalf of the Lenders

By:
Name:
Title:

CONSENT TO AMENDMENT NO. 2

To:	Bank of America, N.A., as Domestic Administrative Agent

Date:	December __, 2012

Re:
Amended and Restated Credit Agreement dated as of June 28, 2011 (as amended and modified, the “Existing Credit Agreement”) by and among TEMPUR-PEDIC MANAGEMENT, INC., a Delaware corporation a Delaware corporation (now Tempur-Pedic Management, LLC, a Delaware limited liability company), and Dan-Foam ApS, a private limited liability company existing under the laws of Denmark, as Borrowers, the subsidiaries and affiliates identified therein, as Guarantors, the Lenders identified therein, and Bank of America, N.A., as Domestic Administrative Agent, and Nordea Bank Danmark A/S, as Foreign Administrative Agent. Capitalized terms used herein and not otherwise defined have the meanings provided in the Existing Credit Agreement.

Amendment No. 2 (the “Subject Amendment”) to the Existing Credit Agreement.

Ladies and Gentlemen:

This letter serves to confirm our receipt of and consent to the Subject Amendment.  We hereby authorize and direct you, as Domestic Administrative Agent, to execute and deliver the Subject Amendment on our behalf upon your receipt of executed copies of this Consent from the Required Lenders under the Existing Credit Agreement, and agree that you, the Borrowers and the other Credit Parties may rely on such authorization and direction.

Sincerely,

[Type Name of Lender Here In All Caps]

By:
Name:
Title:

AMENDMENT NO. 2
TEMPUR-PEDIC MANAGEMENT, INC.